UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2012
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719
(Address of principal executive offices) (Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 5, 2012, we entered into a consulting and professional service agreement with NuWa Group LLC, whereby NuWa will provide us with corporate advisory, corporate finance, strategic planning, marketing and related advisory services in consideration for the issuance of 500,000 shares of restricted common stock of our company, which are due and issuable within 10 days of the effective date.

The term of the agreement is for a period of 6 months, provided, however, that we may extend the agreement for a successive 6 month period. If we decide to extend the agreement, as consideration we will issue and additional 500,000 shares of restricted common stock of our company on the same delivery schedule.

NuWa Group LLC is a U.S. person and we expect rely on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to issue the shares of our common stock.

Please review the consulting and professional service agreement, filed as Exhibits 10.1 to this current report on Form 8-K, for a complete description of all of the terms and conditions of the agreement.

Section 9 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Exhibit Description

10.1	Consulting and Professional Service Agreement dated effective September 5, 2012 between Titan Iron Ore Corp. and NuWa Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP
Date: September 13, 2012
By:

/s/ Andrew Brodkey
Andrew Brodkey
CEO and President